UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION

                     Washington, D. C. 20549

                          _____________

                            FORM 8-K

                         CURRENT REPORT

             Pursuant to Section 13 or 15(d) of the

                 Securities Exchange Act of 1934


Date of earliest event
  reported:  December 22, 2005


                           AMR CORPORATION
     (Exact name of registrant as specified in its charter)


        Delaware                   1-8400                75-1825172
(State of Incorporation)  (Commission File Number)     (IRS Employer
                                                     Identification No.)


4333 Amon Carter Blvd.      Fort Worth, Texas              76155
 (Address of principal executive offices)                (Zip Code)


                         (817) 963-1234
                (Registrant's telephone number)



   (Former name or former address, if changed since last report.)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


Item 8.01 Other Events

AMR Corporation is filing herewith its Eagle Eye communication to investors. This document includes (a) actual unit cost, fuel price, capacity and traffic information for October and November and (b) forecasts of unit cost, revenue performance, fuel prices and fuel hedging, capacity and traffic estimates, liquidity expectations and other income/expense estimates.


                            SIGNATURE



     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        AMR CORPORATION



                                        /s/ Charles D. MarLett
                                        Charles D. MarLett
                                        Corporate Secretary



Dated:  December 22, 2005












AMR EAGLE EYE

                                      December 22, 2005

     Statements in this report contain various forward-looking statements within the meaning of Section 27A of the Securities
Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which represent the Company's expectations or beliefs concerning future events. When used in this document, the words "expects," "plans," "anticipates," "indicates," "believes," "forecast," "guidance," "outlook" and similar expressions are intended to identify forward-looking statements. Forward-looking statements include, without limitation, the Company's expectations concerning operations and financial conditions, including changes in capacity, revenues and costs, future financing plans and needs, overall economic conditions, plans and objectives for future operations, and the impact on the Company of its results of operations in recent years and the sufficiency of its financial resources to absorb that impact. Other forward-looking statements include statements which do not relate solely to historical facts, such as, without limitation, statements which discuss the possible future effects of current known trends or uncertainties or which indicate that the future effects of known trends or uncertainties cannot be predicted, guaranteed or assured. All forward-looking statements in this report are based on information available to the Company on the date of this report. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. This document includes forecasts of unit cost and revenue performance, fuel prices and fuel hedging, capacity and traffic estimates, other income/expense estimates, and statements regarding the Company's liquidity, each of which is a forward-looking statement. Forward-looking statements are subject to a number of factors that could cause the Company's actual results to differ materially from the Company's expectations. The following factors, in addition to other possible factors not listed, could cause the Company's actual results to differ materially from those expressed in forward-looking statements: changes in economic, business and financial conditions; the Company's substantial indebtedness; continued high fuel prices and the availability of fuel; further increases in the price of fuel; the impact of events in Iraq; conflicts in the Middle East or elsewhere; the highly competitive business environment faced by the Company, characterized by increasing pricing transparency and competition from low cost carriers and financially distressed carriers; historically low fare levels and fare simplification initiatives (both of which could result in a further deterioration of the revenue environment); the ability of the Company to reduce its costs further without adversely affecting operational performance and service levels; uncertainties with respect to the Company's international operations; changes in the Company's business strategy; changes in the price of the Company's common stock; actions by U.S. or foreign government agencies; the possible occurrence of additional terrorist attacks; another outbreak of a disease (such as SARS) that affects travel behavior; uncertainties with respect to the Company's relationships with unionized and other employee work groups; the inability of the Company to satisfy existing financial or other covenants in certain of its credit agreements; the availability and terms of future financing; the ability of the Company to reach acceptable agreements with third parties; and increased insurance costs and potential reductions of available insurance coverage. Additional information concerning these and other factors is contained in the Company's Securities and Exchange Commission filings, including but not limited to the Company's Annual Report on Form 10-K for the year ended December 31, 2004.

This Eagle Eye provides updated guidance for the fourth quarter and the full year 2005.

Performance Update

Costs:  Unit cost forecasts are attached.

Revenue: Fourth quarter mainline unit revenue is expected to increase between 12.5% and 13.5% year over year. Consolidated unit revenue is expected to increase between 12.8% and 13.8% year over year.

Liquidity:   We expect to end the fourth quarter with a  cash  and
short-term  investment  balance  over  $4.0  billion,   including
approximately $500 million in restricted cash and short-term investments.




                                        Kathy Bonanno
                                        Director Investor Relations







AMR EAGLE EYE

Fuel Forecast

Fuel Hedge Position:
    4Q05:  Hedged on 8.3% of consumption at approximately $48/bbl WTI Crude

AMR Fuel Price (Including Hedges and Taxes) and Consumption
                                          Actual            Forecast
                                        Oct    Nov      Dec   4Q05     2005
    Fuel Price (dollars/gal) 1/        2.32   2.00     1.78   2.03     1.73
    Fuel Consumption (MM gals)        259.3  254.8    265.1  779.2  3,236.8

Unit Cost Forecast (cents)

AMR Consolidated Cost per ASM
                                          Actual            Forecast
                                         Oct    Nov      Dec   4Q05    2005
    AMR Cost per ASM 2/                12.07  11.65    11.02  11.58   10.89
    AMR Cost per ASM (ex-special
     items) 3/                         12.07  11.65    11.26  11.66   10.91
    AMR Cost per ASM (ex-fuel and
     special items) 3/                  8.11   8.27     8.25   8.21    7.91



American Mainline Cost per ASM
                                          Actual            Forecast
                                         Oct    Nov      Dec   4Q05    2005
    AA Cost per ASM 2/                 11.49  11.11    10.56  11.05   10.37
    AA Cost per ASM (ex-special
     items) 3/                         11.49  11.11    10.82  11.13   10.39
    AA Cost per ASM (ex-fuel and
     special items) 3/                  7.67   7.80     7.88   7.79    7.48


Note: The increase in ex-fuel CASM versus prior guidance is attributable to a rise in the company's stock price since the third quarter, an end-of-year true-up to group insurance expense and write-offs related to certain ground assets. Under the 1998 Long Term Incentive Plan, and other compensation plans, as outlined in the Form 10-Q for the quarterly period ended June 30, 2005 and other SEC filings, and in accordance with Financial Accounting Standards No. 123, some stock/equity based compensation expense is recognized each period based on the company's current stock price. As such, this expense will vary with the rise or fall of the company's stock price.

Capacity and Traffic Forecast (millions)

AA Mainline Operations
                                          Actual             Forecast
                                         Oct    Nov      Dec   4Q05     2005
    ASMs                              14,109 13,964   14,570 42,643  176,128
      Domestic                         9,145  9,196    9,458 27,799  115,118
      International                    4,964  4,768    5,112 14,844   61,010

    Traffic                           10,885 10,844   11,478 33,207  138,355

Regional Affiliate Operations
                                          Actual            Forecast
                                        Oct    Nov      Dec   4Q05    2005
    ASMs                              1,098  1,065    1,108  3,271  12,722

    Traffic                             796    774      783  2,353   8,941



AMR EAGLE EYE

Below the Line
Income/Expenses

     Total Other Income/(Expense) is estimated at ($230) million in the fourth quarter of 2005



Share Count

     Basic Shares: 173 million







1/ 2005 amounts include a $55 million special fuel tax credit received in 1Q05.

2/ Data is as reported and includes an expected $37 million gain in December related to the 2003 retirement of certain Fokker 100 debt, as disclosed in footnote 3 of the Form 10-Q for the quarterly period ended September 30, 2005. 2005 amounts include a $55 million special fuel tax credit received in 1Q05 and a net charge of $58 million in 3Q05, reflecting a contract termination and the reversal of an insurance reserve following a favorable legal decision. In addition, the Company expects to recognize some additional special items in the fourth quarter related to restructuring and other initiatives designed to generate additional revenues and reduce costs. The amount and scope of these special items are not known at the present time.

3/ The company believes that unit costs excluding fuel and special items are useful to investors in monitoring the performance of the company's costs excluding the volatility of fuel and one-time items. Reconciliation to GAAP follows:




                                   Actual (cents)      Forecast (cents)
                                     Oct    Nov       Dec    4Q05   2005
AMR CASM                           12.07  11.65     11.02   11.58  10.89
Special Items CASM                    -      -       0.24    0.08   0.02
AMR CASM Excluding Special Items   12.07  11.65     11.26   11.66  10.91

Less Fuel CASM                      3.96   3.38      3.01    3.45   3.00
AMR CASM Excluding Special Items
  and Fuel                          8.11   8.27      8.25    8.21   7.91


                                    Actual (cents)    Forecast (cents)
                                    Oct    Nov       Dec    4Q05   2005
AA CASM                            11.49  11.11     10.56   11.05  10.37
Special Items CASM                    -      -       0.26    0.08   0.02
AA CASM Excluding Special Items    11.49  11.11     10.82   11.13  10.39

Less Fuel CASM                      3.82   3.31      2.94    3.34   2.91
AA CASM Excluding Special Items
  and Fuel                          7.67   7.80      7.88    7.79   7.48